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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                 JUNE 30,                       JUNE 30,
                                                                         ------------------------      ------------------------
                                                                           1997           1996           1997           1996
                                                                         ---------      ---------      ---------      ---------
PRIMARY:
  Net income applicable to common shares ...........................     $  20,970      $  16,995      $  39,433      $  30,691
                                                                         =========      =========      =========      =========


  Applicable common shares:
    Weighted average outstanding shares during the period ..........        97,736         98,981         97,939         98,860
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method .............         1,312          1,098          1,291          1,168
                                                                         ---------      ---------      ---------      ---------
    Total ..........................................................        99,048        100,079         99,230        100,028
                                                                         =========      =========      =========      =========

  Net income per share of common stock .............................     $    0.21      $    0.17      $    0.40      $    0.31
                                                                         =========      =========      =========      =========

FULLY DILUTED:
  Net income .......................................................     $  20,970      $  16,995      $  39,433      $  30,691
  Reduction of interest expense resulting from assumed
     conversion of 7 5/8% convertible subordinated debentures ......            -- (a)         -- (a)         -- (a)         --(a)
  Reduction of interest expense resulting from assumed
     conversion of 5 1/2% convertible subordinated debentures ......         2,063          2,063          4,126          4,126
  Reduction of interest expense resulting from assumed
     conversion of zero coupon notes ...............................            -- (b)         -- (a)         -- (b)         -- (a)
  Less applicable income taxes .....................................          (825)          (825)        (1,650)        (1,650)
                                                                         ---------      ---------      ---------      ---------
  Adjusted net income applicable to common shares ..................     $  22,208      $  18,233      $  41,909      $  33,167
                                                                         =========      =========      =========      =========

  Applicable common shares:
    Weighted average outstanding shares during the period ..........        97,736         98,981         97,939         98,860
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method .............         1,651          1,107          1,673          1,186
    Assumed conversion of 7 5/8% convertible subordinated
      debentures ...................................................            -- (a)         -- (a)         -- (a)         -- (a)
    Assumed conversion of 5 1/2% convertible subordinated debentures        11,253         11,253         11,253         11,253
    Assumed conversion of zero coupon notes ........................            -- (b)         --(a)          -- (b)         -- (a)
                                                                         ---------      ---------      ---------      ---------
    Total ..........................................................       110,640        111,341        110,865        111,299
                                                                         =========      =========      =========      =========

   Net income per share of common stock ............................     $    0.20      $    0.16      $    0.38      $    0.30
                                                                         =========      =========      =========      =========
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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The zero coupon notes
    were repurchased during the second quarter of 1997.